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                                                                    EXHIBIT 99.1


                                 ELECTION FORM

                           SOUTHLAND BANCORPORATION
                             MERGER WITH AND INTO
                                  ABC BANCORP



             This Election Form Should be Completed and Brought to
                     the Special Meeting of Shareholders on
                 _________ __, 1996, or Returned by 5:00 p.m.,
              Atlanta, Georgia time, on ___________ __, 1996, to:

                             the Exchange Agent at:
                             ----------------------


     By Mail:                       By Hand:
     ______________________         _____________________
     ______________________         _____________________
     ______________________         _____________________




     This Election Form relates to the proposed merger (the "Merger") of Southland Bancorporation (the "Company") with and into ABC Bancorp ("ABC") as described in the Proxy Statement/Prospectus dated _______________, 1996 (the "Proxy Statement") which has been mailed to each Company shareholder. The Merger, if approved by the Company shareholders at the Special Meeting of Shareholders to be held on ______________ __, 1996 (the "Special Meeting), is expected to be consummated on, or as soon as practicable following, ________________. In accordance with the terms of the Agreement and Plan of Merger dated as of December 18, 1995 by and between the Company and ABC (the "Merger Agreement"), upon consummation of the Merger, each share of the Company's no par value common stock outstanding immediately prior to the consummation of the Merger ("Company Shares"), other than shares as to which statutory dissenters' rights have been perfected, will be converted into the right to receive cash and whole shares of the common stock, $1.00 par value per share, of ABC ("ABC Common Stock") equal to (i) 1.8 times the Book Value of the Company (as defined in the Merger Agreement) as of the close of business on the day immediately preceding the date of consummation of the Merger, divided by
(ii) the aggregate number of the outstanding shares of the Company's common stock as of the effective time of the Merger (the "Merger Consideration"). Subject to the terms of the Merger Agreement, each shareholder who does not dissent from the Merger may elect to receive (i) cash in the amount equal to the Merger Consideration times the number of outstanding Company shares held by such shareholder as of the effective time of the Merger (the "Cash Consideration");
(ii) the number of shares of ABC Common
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Stock equal to the Merger Consideration divided by the Base Period Trading Price of the ABC Common Stock (as defined in the Merger Agreement), multiplied by the number of outstanding Company Shares held by such shareholder as of the effective time of the Merger (the "Stock Consideration"); or (iii) a combination of Cash Consideration and Stock Consideration in the relative proportions selected by such shareholder. The Merger Consideration for all Company Shares will be divided between cash and ABC Common Stock in the following manner: (a) no less than 34% and no more than 49% of the Company Shares (including shares with respect to which dissenters' rights have been perfected) will be converted into cash; and (b) no less than 51% and no more than 65% of the Company Shares will be converted into shares of ABC Common Stock.

     By completing this Election Form and bringing it to the Special Meeting or returning it to the Exchange Agent on or before 5:00 p.m., on _______________, 1996, you may request to receive (i) cash (to the extent it is available) as the consideration for all or part of your Company Shares, (ii) ABC Common Stock (to the extent that it is available), or (iii) a combination of cash and ABC Common Stock. The total number of Company Shares to be converted into the right to receive cash, including cash in lieu of fractional shares, may not be less than 35% of the total number of outstanding Company Shares (the "Minimum Cash Election Number") and, together with any Company Shares as to which dissenters' rights have been perfected, may not be greater than 49% of the outstanding Company Shares (the "Maximum Cash Election Number"). The total number of Company Shares to be converted into the right to receive ABC Common Stock may not be less than 51% of the number of outstanding Company Shares (the "Minimum Stock Election Number") nor greater than 65% of the number of outstanding Company Shares (the "Maximum Stock Election Number"). If the number of Company Shares to be converted into shares of ABC Common Stock exceeds the Maximum Stock Election Number, then all Company shareholders who have elected to receive shares of ABC Common Stock (other than any Company shareholder who has made an election to receive no more than 65% and no less than 51% of the applicable Merger Consideration in the form of ABC Common Stock for his or her Company Shares) shall, on a prorata basis, have their elections redesignated to receive cash so that the Maximum Stock Election Number and the Minimum Cash Election Number are achieved. If the number of Company Shares to be converted into cash exceeds the Maximum Cash Election Number, then all Company shareholders who have made an election to receive cash (other than any Company shareholder who has made an election to receive no more than 49% and no less than 35% of the applicable Merger Consideration in the form of cash for his or her Company Shares) shall, on a prorata basis, have their elections redesignated so that the Maximum Cash Election Number and Minimum Stock Election Number are achieved.

         PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS ON THE REVERSE SIDE.

     Questions and requests for assistance or additional copies of this Election Form may be directed to Mr. John E. Meyer, Jr. at Southland Bank, 3299 Ross Clark Circle, N.W., Dothan, Alabama 36303 (telephone: 334-671-4000) or to __________________ at the Exchange Agent at __________________ (telephone:
________________).

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                                  INSTRUCTIONS


     1. Cash Election Procedure. To request the form of the Merger Consideration payable for all or part of your Company Shares, you must place an "X" in the box preceding one of the three options. If you wish to receive cash as the consideration payable for all Company Shares held by you, you must place an "X" in the box preceding Option A. If you wish to receive ABC Common Stock as the consideration payable for all of the Company Shares held by you, you must place an "X" in the box preceding Option B. If you wish to receive a combination of cash and ABC Common Stock for all of the Company Shares held by you, you must place an "X" in the box preceding Option C and specify in the
                                                         ---
spaces provided the portion of your Company Shares (expressed as a percentage) as to which you would like to receive cash and ABC Common Stock. Due to the limitations and the allocation procedures provided in the Merger Agreement, however, you can not be assured of receiving the amount of cash or ABC Common Stock specified in your election.

     IF YOU FAIL TO COMPLETE AND RETURN THIS ELECTION FORM BY THE ELECTION DEADLINE OR IF THE EXCHANGE AGENT DETERMINES THAT THE ELECTION FORM IS DEFECTIVE, YOU WILL BE DEEMED TO HAVE MADE A COMBINATION ELECTION TO RECEIVE CASH FOR 49% OF THE COMPANY SHARES HELD BY YOU AND ABC COMMON STOCK FOR 51% OF THE COMPANY SHARES HELD BY YOU.

     2. Time in Which to Make the Election. To be effective, the Election Form (or a facsimile thereof) properly executed must be brought to the Special Meeting or received by the Exchange Agent, at its address set forth on the first page of the Election Form, no later than 5:00 P.M., Atlanta, Georgia, time, on __________ __, 1996 (the "Election Deadline"). Any Company shareholder who does not vote in favor of and objects to the Merger in strict compliance with Article 13 of the Alabama Business Corporation Act (the "ABCA") in order to exercise his or her right of dissent should not complete this Election Form. Such dissenting Company shareholder should comply with the provisions of Article 13 of the ABCA.

     3. Change or Revocation of Election. Any Company shareholder who has submitted an Election Form may at any time prior to the Election Deadline change that election if a revised Election Form (or facsimile thereof) is submitted to, and received by, the Exchange Agent prior to the Election Deadline. Any holder of Company Shares may also, at any time prior to the Election Deadline, revoke his or her election by written notice to the Company or the Exchange Agent received by the Company or the Exchange Agent prior to the Election Deadline.

     4. Joint Election Forms. For purposes of the Election Form and the allocation procedures under the Merger Agreement, holders of Company Shares who join in making a Joint election will be considered to be a single holder. A Joint Election Form may be submitted by any single holder of Company Shares who holds his or her shares in two or more different names and by two or more holders of Company Shares who are considered to own each other's shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Election Form is submitted as a Joint Election Form, each record holder of Company Shares covered hereby must properly sign the Election Form, attaching additional

                                       3
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sheets if necessary.  The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so. Because a Company shareholder who receives (either actually or constructively) a combination of cash and ABC Common Stock may be required to recognize dividend income on the exchange for Federal income tax purposes, each Company shareholder should consider the possible advantage of filing a Joint Election Form with any other Company Shareholder whose Company Shares may be deemed to be constructively owned by him or her by reason of Section 318 of the Code. Filing a Joint Election Form will not, however, necessarily preclude dividend taxation in all such cases. See the discussion under the caption "PROPOSED MERGER - Federal Income Tax Consequences of the Merger" in the Proxy Statement.

     5. Nominees. Record holders of Company Shares who are nominees only may submit a separate Election Form for each beneficial owner for whom such record holder is a nominee; provided, however, that at the request of the Exchange Agent such record holder shall certify to the Exchange Agent's satisfaction that such record holder holds such Company Shares as nominee for the beneficial owner thereof. Each beneficial owner for which an Election Form is submitted will be treated as a separate holder of Company Shares, subject, however, to filing a Joint Election Form under Instruction 4 above.

     6. Signatures. The Election Form must be signed by or on behalf of the registered holder(s) of the Company Shares covered thereby. If the Company Shares covered by the Election Form are registered in the names of two or more owners, all such owners must sign. The signature(s) on the Election Form should correspond exactly to the name(s) written on the face of the certificates) covered thereby unless the Company Shares covered by the Election Form have been assigned by the registered holder, in which event the Election Form should be signed by the assignee. If the Election Form is signed by an agent, attorney, administrator, executor, guardian, trustee, or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the person signing must give such person's full title in such capacity.

     7. Method of Delivery. The method of delivery of all documents is at the option and risk of the holder of Company Shares, but, if delivery is by mail, registered mail, with return receipt requested, is recommended. An addressed envelope is enclosed for your convenience.

     8. Construction. All questions with respect to the Election Form (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any election and computations as to allocation) will be determined by ABC which determination shall be final and binding. With the consent of ABC, the Exchange Agent may (but is not required to) waive any immaterial defects or variances in the manner in which the Election Form has been completed and submitted so long as the intent of the holder of Company Shares submitting the Election Form is reasonably clear.

     9. Miscellaneous. Neither ABC, the Company nor the Exchange Agent shall be under any duty to give notification of defects in the Election Form, and they shall not incur any liabilities for failure to give such notice. All elections shall be subject to, and construed in accordance with, the terms and conditions of the Merger Agreement.

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                                ELECTION OPTIONS

Important: Indicate the type of Merger Consideration that you would like to receive in exchange for your Company Shares in the Merger by placing an "X" in one of the boxes preceding Options A, B or C below. If you check box C, then also write in the percentage of your Company Shares that you wish to exchange for cash and ABC Common Stock in the spaces provided. Check only one box.

     [ ]  OPTION A
          --------

     100% Cash Election.  The undersigned hereby elects to receive cash equal to
     ------------------
the Merger Consideration which the undersigned is entitled to receive for the Company Shares held by the undersigned.

     [ ]  OPTION B
          --------

     100% Stock Election.  The undersigned hereby elects to receive ABC Common
     -------------------
Stock with a value equal to the Merger Consideration which the undersigned is entitled to receive for the Company Shares held by the undersigned.

     [ ]  OPTION C  (Please complete the blanks in this option.  The percentages
          --------
                    must add to 100%.)

     Combination Election.  The undersigned elects to receive both cash and ABC
     --------------------
Common Stock with a value equal to the Merger Consideration which the undersigned is entitled to receive for the Company Shares held by the undersigned in the following proportions: Cash for ____% of Company Shares; and ABC Common Stock for _____% Company Shares.

               COMPANY SHARES TO WHICH THIS ELECTION FORM RELATES

     Important. Company shareholders must list below the Company Shares to which this Election Form relates.*

      Certificate  No. of      Certificate  No. of
          No.      Shares          No.      Shares
      -----------  ------      -----------  ------
1.                         5.
2.                         6.
3.                         7.
4.                         8.

     *Attach additional sheets, if necessary.

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

     [ ] JOINT ELECTION. Check this box to make a Joint Election. Each Company shareholder covered by this Joint Election must properly sign the Election Form, and the signatures of such holders will be deemed to constitute a certificate that the persons submitting this Joint Election Form are entitled to do so. The Company reserves the right to request additional information of the persons submitting a Joint Election Form in order to verify this certification.

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

                          SHAREHOLDERS MUST SIGN BELOW
                             FOR THIS ELECTION FORM
                                  TO BE VALID
                              (See Instruction 6)

     Please sign exactly as your name(s) appear(s) on your certificate(s). If this is a Joint Election, each person covered by this Election Form must sign personally. Executors, administrators, trustees and persons signing for corporations or partnerships should so indicate. By signing this form persons signing as executors, administrators or trustees and persons signing for corporations or partnerships represent and warrant that they have requisite legal authority to sign in the capacity indicated. The election made herein shall survive the death or incapacity of the undersigned.*

________________________________________________________________________________

     Name of Owner (Please  Print): ______________________________

     Address: _____________________________________________________
              _____________________________________________________

________________________________________________________________________________


     Signature: ______________________________  Date:______________

________________________________________________________________________________

     Name of Owner (Please Print): _______________________________

     Address: ____________________________________________________
              ____________________________________________________

     Signature: ________________________  Date: _________________

________________________________________________________________________________

     Name of Owner (Please Print):  ______________________________

     Address: ____________________________________________________
              ____________________________________________________

     Signature: __________________________   Date: ________________
________________________________________________________________________________

     *Attach additional sheets, if necessary.

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